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                                                                    Exhibit 10.3


                              EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into as of this 31st day of December 2003, by and between KROLL INC., a Delaware corporation (the "Company"), and MICHAEL PETRULLO (the "Executive").

     WHEREAS, the Executive and the Company desire to embody in this Agreement the terms and conditions of the Executive's employment by the Company;

     NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, including the compensation paid to the Executive, the parties hereby agree:


                                    ARTICLE 1

                     Employment, Duties and Responsibilities

     1.1 Employment. The Company shall employ the Executive as Executive Vice President and Chief Operating Officer. The Executive hereby accepts such employment. The Executive agrees to devote his full business time and best efforts to promote the interests of the Company, and, if requested by the Board of Directors of the Company, for any affiliate of the Company.

     1.2 Duties and Responsibilities. The Executive shall have such duties and responsibilities as are consistent with his position and shall perform such services not inconsistent with his position as shall, from time to time, be reasonably assigned to him by the Board of Directors of the Company or the Chief Executive Officer of the Company. The Executive shall report directly to Michael
G. Cherkasky, the Chief Executive Officer of the Company. The Company shall not, without the Executive's consent, relocate the Executive outside of the New York Metropolitan area.


                                    ARTICLE 2

                                      Term

     2.1 Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on December 31, 2003, and shall continue until December 31, 2006, unless sooner terminated pursuant to Article 5 hereof.


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                                    ARTICLE 3

                                  Compensation

     3.1 Salary, Bonuses and Benefits. As compensation and consideration for the performance by the Executive of his obligations to the Company under this Agreement, the Executive shall be entitled to the compensation and benefits described in the attached Exhibit A (subject, in each case, to the provisions of Article 5 hereof).

     3.2 Expenses. The Company will reimburse the Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's written policies relating to business-related expenses as in effect, from time to time, during the Term, a copy of which has previously been provided to the Executive.

                                    ARTICLE 4

                 Exclusivity, Confidentiality and Noncompetition

     4.1 Exclusivity, Etc. The Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. The Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. The Executive also agrees that he will not engage in any other business activities pursued for gain, profit or other pecuniary advantage that are competitive with the activities of the Company, except as permitted in
Section 4.2 below. The Executive agrees that all of his activities as an employee of the Company shall be in conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

     4.2 Confidentiality and Noncompetition.

     (a) The term "Confidential Information," as employed in this Agreement, means, except to the extent such information is otherwise publicly available and such public availability was not caused in any manner by the Executive, (i) any object, material, device, substance, data, report, record, forecast, interpretation or information, whether written or oral, not in the public domain and relating to or reflecting any product, design, process, procedure, formula, research, idea, invention, discovery, improvement, equipment, scientific or technical information, method of production, business plan, financial information, listing of names, addresses or telephone numbers, trade secret and/or know how, and all matters pertaining thereto, of the Company and its affiliates, whether or not contained in any written document, which are or have been directly or indirectly communicated to, acquired by, or learned by the Executive as a result of his relationship (whether as an employee or otherwise) with the Company or any of its affiliates and (ii) any analysis, compilation, note, study, sample, drawing, sketch, computer program, computer file or other document, whether prepared by or under the direction of the Company or any of its affiliates, the Executive or others, and all copies, facsimiles, replicas, photographs, and reproductions thereof, which contain, relate to, or reflect any of the aforementioned items.

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     (b) The Executive shall not, directly or indirectly, either disclose any
Confidential Information, except to the extent required in the performance of his duties as an employee of the Company or use any Confidential Information for the benefit of himself or any person, firm, corporation, or association other than the Company or any of its affiliates, during the Term or thereafter.

     (c) All samples, drawings, sketches, documents and written information of any kind reflecting any of the Confidential Information or relating to the Company's or any of its affiliates' business or products which come into the possession of the Executive shall remain the sole property of the Company or such affiliate and shall not be copied, photocopied, reprinted or otherwise reproduced or disseminated by the Executive, except in the performance of his duties as an employee of the Company. Upon the earlier of the Company's request therefor or the termination of the Executive's employment by the Company, the Executive shall return all such samples, drawings, sketches, documents and written information, and all copies, facsimiles, replicas, photocopies, and reproductions of them, to the Company.

     (d) The Executive hereby covenants and agrees to refrain, during the Term hereof and any extension or renewal thereof and for a period of two (2) years after the date of termination of the Executive's employment during the Term (i) if such termination during the Term was for Cause (as hereinafter defined) or
(ii) if the Executive terminates employment during the Term on his own volition, provided that if Executive terminates employment during the term for Good Reason or for Change of Control (as hereinafter defined), such period shall be eighteen
(18) months, from directly or indirectly, (a) engaging on his own behalf in the Company's business (as defined below), or (b) owning any interest in or engaging in or performing any service for any person, firm, corporation or other entity, either as a partner, owner, employee, consultant, agent officer, director or shareholder that (A) derives a meaningful portion of its revenues from the Company's business or (B) is a meaningful competitor in the Company's business. Notwithstanding the foregoing, for purposes of this Section 4.2(d), the term "Term" shall not include any month-to-month extensions of this Agreement. The Executive will not at any time during the period of the Executive's employment by the Company and for a period of two (2) years thereafter induce or assist others to induce or attempt to induce, in any manner, directly or indirectly, any employee, agent, representative, customer or any other person or concern dealing with or in any way associated with the Company or any of its affiliates to terminate or to modify in any other fashion to the detriment of the Company or any of its affiliates such association with the Company or any of its affiliates. Executive represents that his experience and capabilities are such that the provisions of this paragraph will not prevent him from earning a livelihood. Notwithstanding any provision of this Section 4.2(d), it shall not be a violation of this Section 4.2(d) for the Executive to own two percent (2%) or less of a public company, provided that the Executive does not exert or have the power to exert any management or other control over such public company. The Company's Business shall mean any business in which the Company and/or any of its subsidiaries is engaged.

     (e) The parties hereto agree that the Executive's agreements contained in paragraph (b) through (d) of this Article relate to matters of unique character and peculiar value impossible of replacement, that breach of such agreements by the Executive will cause the Company great

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and irreparable injury therefor, that the remedy at law for any breach of the agreements contained in (b) through (d) will be inadequate and that the Company, in addition to any other relief available to it, shall be entitled to temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damage or of providing any bond so as to prevent a breach of any of the agreements contained in (b) through (d) of this Article and to secure the enforcement thereof.

                                    ARTICLE 5

                                   Termination

     5.1 Effect of Termination. In the event of termination of the Executive's employment for any reason, the Company shall pay to the Executive (or his beneficiary, heirs or estate in the event of his death) any unpaid base salary or other compensation then payable to Executive in accordance with the normal pay practices of the Company upon termination of employees for similar reasons.

     5.2 Termination by the Company. The Company shall have the right, subject to the terms of this Agreement, to terminate the Executive's employment at any time, with or without "Cause." For purposes of this Agreement, "Cause" shall mean the (i) the willful and continued failure by Executive to substantially perform his duties hereunder (other than by reason of disability) which failure is not cured within fifteen (15) days after written notice from the Company that specifically identifies such failure, (ii) willful breach by Executive of any of the other material terms and conditions of this Agreement which breach is not cured within fifteen (15) days after receipt of a written notice from the Company that specifically identifies such breach, or (iii) pleading no contest or guilty to a felony charge or being convicted of a felony.

     5.3 Termination by Executive for Good Reason. (a) Executive shall have the right, subject to the terms of this Agreement, to terminate his employment at any time with "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (i) any assignment to Executive of any duties diminishing in any material respect those contemplated by this Agreement, (ii) a willful failure by the Company to comply with any material provision of this Agreement, (iii) the occurrence of an event which directly results in a change of Executive's reporting responsibility such that Executive is required to report to any person other than to Michael Cherkasky.


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     (b) In the event of termination of the Executive's employment (i) by the
Company other than for Cause, or (ii) by the Executive for Good Reason, the Company shall pay the Executive, in addition to the amounts described in Section
5.1 hereof, the greater of (i) an amount equal to the value of the continued payment of the Executive's then current base salary (as defined in Exhibit A hereto) for the remainder of the Term, or (ii) an amount equal to Executive's then current base salary for eighteen (18) months (the greater of the amounts referred to in clauses (i) and (ii) above, the "Good Reason Payment.") The Good Reason Payment shall be payable in lump sum. The Company shall provide medical coverage to Executive as provided at the time of termination, at the Company's expense, for a period of the remainder of the Term or eighteen (18) months, whichever is greater. Any unvested Restricted Stock granted to Executive will automatically vest, including but not limited to the Restricted Stock granted pursuant to Exhibit A, subparagraph (f). In addition the Company will pay the Executive the Bonus amount pursuant to Exhibit A, subparagraph (g).

     5.4 Termination by Executive for Change of Control of the Company. (a) For purposes of this Agreement, a "Change of Control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, (ii) an unapproved change in the majority of the company's Board of Directors, or (iii) shareholder approval of liquidation or dissolution of the Company or sale of substantially all of its assets.

     (b) In the event a Change of Control of the Company occurs which results in a change in Executive's title, position, responsibilities or duties as provided in Article 1 of this Agreement, or otherwise in Executive's current capacity, and Executive elects to terminate his employment, the Company shall pay the Executive the amounts described in Section 5.1 herein and the greater of (i) an amount equal to the value of the continued payment of the Executive's then base salary (as defined in Exhibit A hereto) for the remainder of the Term, or (ii) an amount equal to Executive's then current base salary for eighteen (18) months plus one and one-half times the average annual bonus paid to Executive for the prior two (2) completed years (the greater of the amounts referred to in clauses
(i) and (ii) above, the "Change of Control Payment.") The Change of Control Payment shall be payable in lump sum. The Company shall provide medical coverage to Executive as provided at the time of termination, at the Company's expense, for a period of the remainder of the Term or eighteen (18) months, whichever is greater. Any unvested Restricted Stock granted to Executive will automatically vest, including but not limited to the Restricted Stock granted to Executive pursuant to Exhibit A, subparagraph (f), and any unvested stock options granted to Executive will automatically vest. In addition, the Company will pay the Executive the Bonus amount pursuant to Exhibit A, subparagraph (g).

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     (c) If, upon a Change of Control of the Company, the Executive's title, position, responsibilities or duties as provided in Article 1 of this Agreement, or otherwise in Executive's current capacity, are unchanged or superior, the Executive will not be eligible to receive the Change of Control Payment. This
Section 5.4(c) shall not affect Executive's right to receive the Good Reason Payment or the accelerated vesting of Executive's Restricted stock or options as otherwise provided in this Agreement.

     5.5 Death. In the event the Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of the Executive's death. Any sums due to Executive at the time of Executive's death, including the Good Reason Payment or the Change of Control Payment, shall be paid to Executive's beneficiary, heirs or estate.

     5.6 Effect of Non-Renewal. In the event that the Company fails to offer Executive to renew the terms of this Agreement for at least one (1) year following the end of the Term at a salary level at least equal to Executive's then current base salary, the Company shall pay Executive an amount equal to Executive's then current base salary for one (1) year. The Company agrees to provide the Executive with six (6) months' notice of whether, and on which terms, it intends to renew the contract.

          5.7 Gross-Up; Section 280G of the Code

          (a) General. If it is determined that any portion of the payments as hereinafter defined (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties hereon, is herein referred to as an "Excise Tax"), then the Executive shall be entitled to an additional cash payment (a "Gross-Up Payment") in an amount that will place the Executive in the same after-tax economic position that the Executive would have enjoyed if the Excise Tax had not applied to the Payment. The amount of the Gross-Up Payment shall be determined by a nationally recognized accounting firm agreed upon by executive and the Company (the "Accounting Firm"). No Gross-Up Payments shall be payable hereunder if the Accounting Firm determines that the Payments are not subject to an Excise Tax. The Accounting Firm shall be paid by the Company for services performed under this Agreement.


          "Payment" means (i) any amount due or paid to the Executive under this Agreement, (ii) any amount that is due or paid to the Executive under any plan, program or arrangement of the Company and its subsidiaries, and (iii) any amount or benefit that is due or payable to the Executive under this Agreement or under any plan, program or arrangement of the Company and its subsidiaries or affiliates not otherwise covered under clause (i) or (ii) hereof which must reasonably be taken into account under Section 280G of the code and the regulations pertinent thereto in determining the amount of the "parachute payments" received by the Executive, including, without limitation, any amounts which must be taken into account under the Code and regulations as a result of the acceleration of the vesting of any stock options held by the Executive and any other equity compensation that the Executive may receive in the future.

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          (b) Determination of Gross-Up Payment. Subject to the provisions of
5.5(c) all determinations required under this Section 5.5, including whether a Gross-Up Payment is required, the amount of the Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Executive and the Company within fifteen days of any date reasonably requested by the Executive or the Company on which a determination under this
Section 5.5 is necessary or advisable. The Company shall pay the Executive in cash the initial Gross-Up Payment within 5 days of the receipt by the Executive and the Company of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Company shall cause the Accounting Firm to provide the Executive with an opinion that the Accounting Firm has substantial authority under the Code and regulations promulgated thereunder not to report an Excise Tax on the Executive's federal income tax return. Any determination by the Accounting Firm shall be binding upon the Executive and the Company. If the initial Gross-Up payment is insufficient to completely place the Executive in the same after-tax economic position that the Executive would have enjoyed if the excise Tax had not applied to the Payments (hereinafter an "Underpayment"), the company, after exhausting its remedies under Section 5.5(d) below, shall promptly pay the Executive in cash an additional Gross-Up Payment in respect of the Underpayment.

          (c) Procedures. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notice shall be given as soon as practicable after the Executive knows of such claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. The Executive agrees not to pay the claim until the expiration of the thirty-day period following the date on which the Executive notifies the Company, or such shorter period ending on the date the taxes with respect to such claim are due (the "Notice Period"). If the Company notifies the Executive in writing prior to the expiration of the Notice Period that it desires to contest the claim, the Executive shall: (i) give the Company any information reasonably requested by the Company relating to the claim; (ii) take such action in connection with the claim as the Company may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably acceptable to the Executive; (iii) cooperate with the Company in good faith in contesting the claim; and (iv) permit the Company to participate in any proceedings relating to the claim. The Executive shall permit the Company to participate in any proceedings relating to the claim. The Executive shall permit the Company to control all proceedings related to the claim and, at its option, permit the Company to pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim. If requested by the Company, the Executive agrees either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided however, that, if the Company directs the Executive to pay such claim and pursue a refund, the Company shall advance the amount of such payment to the Executive on an after-tax and interest-free basis (the "Advance"). The Company's control for the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority.

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If the Company does not notify the Executive in writing prior to the end of the
Notice Period of its desire to contest the claim, the Company shall pay the Executive in cash an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and the Executive agrees to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

          (d) Repayments. If, after receipt by the Executive of an Advance, the Executive becomes entitled to a refund with respect to the claim to which such Advance relates, the Executive shall pay the Company the amount of the refund (together with any interest paid or credited thereon after taxes applicable thereto.) If, after receipt by the Executive of an Advance, a determination is made that the Executive shall not be entitled to any refund with respect to the claim and the Company does not promptly notify the Executive of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by the Executive and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to the Executive.

          (e) Further Assurances. The Company shall indemnify the Executive and hold the Executive harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by the Executive with respect to the exercise by the Company of any of its rights under this Section 5.5, including, without limitation, any Losses related to the Company's decision to contest a claim or any imputed income to the Executive resulting from any Advance or action taken on the Executive's behalf by the Company hereunder. The Company shall pay all legal fees and expenses incurred under this Section 5.5, and shall promptly reimburse the Executive for the reasonable expenses incurred y the Executive in connection with any actions taken by the Company or required to be taken by the Executive hereunder. The Company shall also pay all of the fees and expenses of the Accounting Firm, including, without limitation, the fees and expenses related to the opinion referred to in Section 5.5(b).


                                    ARTICLE 6

                                  Miscellaneous

     6.1 Benefit of Agreement; Assignment; Beneficiary. (a) This Agreement shall inure to the benefit of and be binding upon the Company and their successors and assigns (but only to the extent the Agreement relates to such entity), including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate. The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of

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the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     6.2 Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, with return receipt requested, addressed:
(a) in the case of the Company to the General Counsel of the Company, and (b) in the case of the Executive, to the Executive's last known address as reflected in the Company's records, or to such other address as the Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given if personally delivered or at the time of mailing if sent by registered or certified mail.

     6.3 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of the Executive's employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to employment by, compensation due for services rendered to, or payment of severance, change of control or similar payments by the Company, including without limitation, the Employment Agreement dated December 10, 2001. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

     6.4 Waiver. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

     6.5 Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without reference to the principles of conflict of laws.

     6.7 Agreement to Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

     6.8 Venue and Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties hereto in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and each of the parties hereto consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objections to venue laid therein.

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     6.9 Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to effectuate the intended preservation of such rights and obligations.

     6.10 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

     6.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first written above.

                                                  KROLL INC.


                                                  By: /s/ Michael Cherkasky
                                                     ---------------------------
                                                  Name:  Michael G. Cherkasky
                                                       -------------------------
                                                  Title: Chief Executive Officer
                                                        ------------------------


                                                  EXECUTIVE:

                                                  /s/ Michael Petrullo
                                                  ------------------------------
                                                  MICHAEL PETRULLO

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                        EXHIBIT A TO EMPLOYMENT AGREEMENT

     The Executive shall receive as compensation for his performance under the attached Employment Agreement the following:

     (a) Salary. The Company shall pay the Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company, subject to such withholdings and other normal employee deductions as may be required by law, at the annual rate of not less than $300,000 for the first year of the Term, the ("Annual Base Salary"). The Compensation Committee of the Board of Directors of the Company shall review such compensation not less frequently than annually during the Term, but any adjustment in Executive's salary may only be upward.

     (b) Annual Bonus. In addition to base salary, the Executive shall earn incentive compensation ("incentive compensation") and the Company shall pay each fiscal year, or any fractional period thereof during the Term, any earned incentive compensation in accordance with the plan approved by the Compensation Committee and/or the Board of Directors of the Company each fiscal year, at an annual rate of 50% of Executive's Annual Base Salary; provided that the Company meets the consolidated budget in that fiscal year, such budget being approved by the Board of Directors of the Company for that fiscal year. In no event shall the Executive's annual bonus be less than ten percent (10%) of his base salary.

     (c) Benefits. The Executive shall participate during the Term in such pension, life insurance, health, death, disability and major medical insurance plans, and in such other employee benefit plans and programs, for the benefit of the employees of the Company, as may be maintained, from time to time, during the Term, in the Company's discretion, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plans or programs. Nothing herein shall limit the Company's ability to change, modify, cancel or amend any such pension, life insurance, health, death, disability or major medical insurance plans in accordance with applicable law.

     (d) Vacation. The Executive shall be entitled to paid vacation in accordance with Company policy (but not necessarily consecutive vacation weeks) during the Term. The Executive will be entitled to a minimum of five (5) weeks vacation each year.

     (e) Stock Options. The Executive shall be eligible for other awards of Company stock options consistent with such awards made to other senior executives and officers of the Company. The Executive has received a grant of 50,000 stock options as of August 2003. All options granted shall vest pursuant to the terms of the award as determined by the Compensation Committee or earlier in accordance with Article 5 of this Agreement.

     (f) Incentive Stock Awards. Upon execution of this agreement, Executive shall be granted 12,000 restricted stock shares to vest, pro rata in equal monthly installments over 36 months, unless vesting occurs in accordance with
Article 5 of this Agreement. The Executive shall be eligible for additional grants of incentive stock awards consistent with other senior executives and officers of Kroll Inc.

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     (g) Bonus Payment. The Company shall pay to the Executive a Bonus of
$150,000 on the third (3rd) year anniversary of the Effective Date of this Agreement. Such Bonus will be paid immediately if Executive's employment is terminated pursuant to Section 5.3(b) or 5.4 (b) of this Agreement.


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